UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148
(Address of Principal Executive Offices)	(Zip Code)

(724) 981-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 19, 2013, F.N.B. Corporation (“FNB”) and PVF Capital Corp. (“PVFC”) announced that they entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the acquisition by FNB of all outstanding shares of common stock of PVFC in a stock-for-stock transaction. Under the terms of the Merger Agreement, PVFC will merge with and into FNB (the “Merger”), and existing PVFC shareholders will become entitled to receive 0.3405 shares of FNB common stock for each common share of PVFC. The Merger is subject to customary closing conditions, including regulatory approvals and approval from PVFC shareholders.

A copy of the joint press release announcing the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Presentation materials concerning the Merger, which will be available on FNB’s website at www.fnbcorporation.com beginning on February 19, 2013, are attached hereto as Exhibit 99.2 and incorporated herein by reference. The information in this Item 7.01 and the exhibits attached to this report shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless specifically identified as being incorporated therein by reference.

Item 8.01	Other Events.

On February 19, 2013, FNB and PVFC issued a joint press release announcing the signing of the Merger Agreement.

Important Additional Information About the Merger.

In connection with the Merger, FNB will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of PVFC and a Prospectus of FNB, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF PVF CAPITAL CORP. ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about FNB and PVFC, may be obtained at the SEC’s internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from FNB at www.fnbcorporation.com under the heading “Shareholder & Investor Relations”; or from PVFC at www.parkviewfederal.com under the tab “Our Company,” and then under the heading “Documents.” Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, (724) 983-3317, Attention: James G. Orie, Chief Legal Officer; or to PVF Capital Corp., 30000 Aurora Road, Solon, OH 44139, (440) 248-7171, Attention: Jeffrey N. Male, Secretary.

FNB and PVFC and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of PVFC in connection with the Merger. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2012 annual meeting of shareholders, as filed with the SEC on April 4, 2012. Information about the directors and executive officers of PVFC is set forth in the proxy statement for PVFC’s 2012 annual meeting of shareholders, as filed with the SEC on September 24, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the Merger when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Joint press release of F.N.B. Corporation and PVF Capital Corp., dated February 19, 2013

99.2	Presentation materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ Vincent J. Calabrese, Jr.
Vincent J. Calabrese, Jr.
Chief Financial Officer

Date: February 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release of F.N.B. Corporation and PVF Capital Corp., dated February 19, 2013

99.2	Presentation materials